Exhibit 99.1

Guidewire Software Announces Third Quarter Fiscal 2013 Financial Results

Foster City, CA - May 28, 2013 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty insurers, today announced its financial results for the fiscal quarter ended April 30, 2013.

“Revenue and profitability were ahead of our expectations in the third quarter, and rolling four quarter recurring term license and maintenance revenue grew by 34% from a year ago. In addition to strong financial results, our momentum continued with PolicyCenter and full InsuranceSuite sales, international expansion and customer go lives,” said Marcus Ryu, Chief Executive Officer of Guidewire Software. “We continue to believe that we are in the early stage of our market opportunity, and we continue to invest in expanding our product capabilities and global reach to advance our leadership position."

Third Quarter Fiscal 2013 Financial Highlights

Revenue

•	Total revenue for the third quarter of fiscal 2013 was $68.3 million, an increase of 20% from the comparable period in fiscal 2012.

•
Total license revenue, including term and perpetual licenses, for the third quarter of fiscal 2013 was $22.9 million, an increase of 6% from the comparable period in fiscal 2012. Recurring term license revenue was $17.9 million, a 16% increase from a year ago and revenue from perpetual licenses was $5.0 million compared with $6.3 million a year ago. Maintenance revenue was $9.1 million, up 17% from the comparable period in fiscal 2012, and services revenue was $36.2 million, up 31% from the comparable period in fiscal 2012.

•	Rolling four-quarter recurring term license and maintenance revenue was $130.9 million, an increase of 34% from the comparable period in fiscal 2012.

Profitability

•	GAAP operating loss was ($4.4) million for the third quarter of fiscal 2013, compared to operating income of $4.8 million in the comparable period in fiscal 2012.

•	Non-GAAP operating income was $3.9 million for the third quarter of fiscal 2013, compared to $9.1 million in the comparable period in fiscal 2012.

•	Adjusted EBITDA was $5.0 million for the third quarter of fiscal 2013, compared to $9.9 million in the comparable period in fiscal 2012.

•
GAAP net loss was ($2.7) million for the third quarter of fiscal 2013, compared to GAAP net income of $3.1 million for the comparable period in fiscal 2012. GAAP net loss per share was ($0.05), based on diluted weighted average shares outstanding of 57.0 million, compared to a GAAP net income per share of $0.05 for the comparable period in fiscal 2012, based on diluted weighted average shares outstanding of 60.1 million.

•
Non-GAAP net income was $2.6 million for the third quarter of fiscal 2013, compared to $5.9 million in the comparable period in fiscal 2012. Non-GAAP net income per diluted share was $0.04, based on diluted weighted average shares outstanding of 62.2 million, compared to $0.10 for the third quarter of fiscal 2012, based on diluted weighted average shares outstanding of 60.1 million.

•
Each profitability metric was better than the company's guidance, and decreases in year-over-year profitability comparisons were as expected and primarily due to anticipated investments in long-term growth.

Balance Sheet

•
The Company had $203.6 million in cash, cash equivalents and investments at April 30, 2013, compared to $203.2 million at January 31, 2013. Cash flow from operations was $5.0 million in the third quarter, compared to $10.3 million in the comparable period in fiscal 2012.

Conference Call Information

What:	Guidewire Software third quarter fiscal 2013 financial results conference call
When:        Tuesday, May 28, 2013
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (877) 545-1407, domestic
(719) 325-4772, international
Replay:        (877) 870-5176, passcode 3893116, domestic

(858) 384-5517, passcode 3893116, international
Webcast:    http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire's website for a period of three months.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP earnings per share.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company's business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
About Guidewire Software
Guidewire Software is a provider of software products for Property/Casualty insurers. Designed to be flexible and scalable, Guidewire products enable insurers to deliver excellent service, increase market share and lower operating costs. Guidewire products include Guidewire InsuranceSuite™, consisting of Guidewire PolicyCenter®, Guidewire ClaimCenter® and Guidewire BillingCenter® which span the core functional areas in insurance and Guidewire LiveSM, a cloud-based network connecting peer insurers, core system data and expert tools through instant on apps. Guidewire is headquartered in Foster City, California, with offices in Beijing, Dublin, Hong Kong, London, Munich, Paris, Sydney, Tokyo, Toronto and Warsaw. For more information, please visit www.guidewire.com.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Deliver Insurance Your Way, and the Guidewire logo are trademarks, service marks, or registered trademarks of Guidewire Software, Inc.

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our market positioning, future adoption of our products and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire's control. Guidewire's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire's most recent Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire's views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2013	July 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,530	$205,718
Short-term investments	63,591	—
Restricted cash, current	203	3,726
Accounts receivable	48,137	32,313
Deferred tax assets, current	18,199	13,442
Prepaid expenses and other current assets	6,906	7,266
Total current assets	227,566	262,465
Long-term investments	49,471	—
Property and equipment, net	12,348	11,924
Deferred tax assets, noncurrent	9,313	9,313
Other assets	467	545
TOTAL ASSETS	$299,165	$284,247
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,034	$9,781
Accrued employee compensation	21,101	26,502
Deferred revenues, current	48,439	52,947
Other current liabilities	4,707	3,957
Total current liabilities	81,281	93,187
Deferred revenues, noncurrent	3,022	2,569
Other liabilities	5,388	4,529
Total liabilities	89,691	100,285
STOCKHOLDERS’ EQUITY:
Common stock	6	5
Additional paid-in capital	230,013	207,624
Accumulated other comprehensive loss	(652)	(496)
Accumulated deficit	(19,893)	(23,171)
Total stockholders’ equity	209,474	183,962
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$299,165	$284,247

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Revenues:
License	$22,918	$21,662	$74,482	$68,206
Maintenance	9,110	7,769	27,690	21,680
Services	36,222	27,564	101,567	74,586
Total revenues	68,250	56,995	203,739	164,472
Cost of revenues: (1)
License	139	150	436	683
Maintenance	2,079	1,310	5,430	3,773
Services	33,774	22,513	89,071	59,748
Total cost of revenues	35,992	23,973	94,937	64,204
Gross profit:
License	22,779	21,512	74,046	67,523
Maintenance	7,031	6,459	22,260	17,907
Services	2,448	5,051	12,496	14,838
Total gross profit	32,258	33,022	108,802	100,268
Operating expenses: (1)
Research and development	16,854	12,986	47,503	36,107
Sales and marketing	11,915	8,409	36,680	24,968
General and administrative	7,851	6,785	23,962	20,862
Total operating expenses	36,620	28,180	108,145	81,937
Income (loss) from operations	(4,362)	4,842	657	18,331
Interest income, net	137	107	359	220
Other income (expense), net	(268)	164	(104)	(471)
Income (loss) before provision for (benefit from) income taxes	(4,493)	5,113	912	18,080
Provision for (benefit from) income taxes	(1,823)	1,964	(2,366)	6,428
Net income (loss)	$(2,670)	$3,149	$3,278	$11,652
Earnings per share:
Basic	$(0.05)	$0.06	$0.06	$0.23
Diluted	$(0.05)	$0.05	$0.05	$0.19
Shares used in computing earnings per share:
Basic	57,017,856	52,519,909	55,887,786	28,351,997
Diluted	57,017,856	60,127,430	61,732,623	34,928,429

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Stock-based compensation expenses:
Cost of maintenance revenues	$313	$86	$914	$271
Cost of services revenues	3,150	907	9,205	2,648
Research and development	2,056	836	6,544	2,939
Marketing and sales	676	905	4,269	1,929
General and administrative	2,077	1,540	7,498	6,091
Total stock-based compensation expenses	$8,272	$4,274	$28,430	$13,878

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,670)	$3,149	$3,278	$11,652
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,137	784	3,182	2,147
Stock-based compensation	8,272	4,274	28,430	13,878
Excess tax benefit from exercise of stock options and vesting of RSUs	(137)	—	(323)	—
Deferred taxes	(2,776)	1,776	(4,779)	5,617
Other noncash items affecting net income (loss)	189	—	272	—
Changes in operating assets and liabilities:
Accounts receivable	(6,435)	(832)	(15,949)	(12,397)
Prepaid expenses and other assets	(305)	(977)	403	(1,505)
Accounts payable	(24)	(919)	700	(524)
Accrued employee compensation	2,442	3,187	(5,049)	(28)
Other liabilities	(1,142)	95	1,959	(8,661)
Deferred revenues	6,452	(285)	(4,012)	(12,195)
Net cash provided by (used in) operating activities	5,003	10,252	8,112	(2,016)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,205)	(1,118)	(7,061)	(2,118)
Purchases of available-for-sale securities	(54,784)	—	(170,513)	—
Sales and maturities of available-for-sale securities	43,367	—	57,256	—
Decrease in restricted cash	—	2,323	3,520	2,323
Net cash provided by (used in) investing activities	(12,622)	1,205	(116,798)	205
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	2,333	1,179	7,964	3,676
Taxes remitted on RSU awards vested	(5,498)	—	(14,695)	—
Proceeds from issuance of common stock in connection with public offerings, net of underwriting discounts and commission	—	20,340	—	143,386
Costs paid in connection with public offerings	—	(893)	—	(2,582)
Excess tax benefit from exercise of stock options and vesting of RSUs	137	—	323	—
Net cash provided by (used in) financing activities	(3,028)	20,626	(6,408)	144,480
Effect of foreign exchange rate changes on cash and cash equivalents	(288)	134	(94)	(444)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,935)	32,217	(115,188)	142,225
CASH AND CASH EQUIVALENTS—Beginning of period	101,465	169,633	205,718	59,625
CASH AND CASH EQUIVALENTS—End of period	$90,530	$201,850	$90,530	$201,850

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended April 30,
	2013			2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Total revenues	$68,250	$—	$68,250	$56,995	$—	$56,995

Total cost of revenues (1)	35,992	(3,463)	32,529	23,973	(993)	22,980

Total gross profit	32,258	3,463	35,721	33,022	993	34,015

Total operating expenses (1)	36,620	(4,809)	31,811	28,180	(3,281)	24,899
Income (loss) from operations	(4,362)	8,272	3,910	4,842	4,274	9,116

Income (loss) before provision for (benefit from) income taxes	(4,493)	8,272	3,779	5,113	4,274	9,387
Provision for (benefit from) income taxes (2)	(1,823)	3,007	1,184	1,964	1,496	3,460
Net income (loss)	$(2,670)	$5,265	$2,595	$3,149	$2,778	$5,927
(1) Adjustments relate to stock-based compensation recognized during the period for GAAP purposes.
(2) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

	Nine Months Ended April 30,
	2013			2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Total revenues	$203,739	$—	$203,739	$164,472	$—	$164,472

Total cost of revenues (1)	94,937	(10,119)	84,818	64,204	(2,919)	61,285
						—
Total gross profit	108,802	10,119	118,921	100,268	2,919	103,187

Total operating expenses (1)	108,145	(18,311)	89,834	81,937	(10,959)	70,978
Income from operations	657	28,430	29,087	18,331	13,878	32,209

Income before provision for (benefit from) income taxes	912	28,430	29,342	18,080	13,878	31,958
Provision for (benefit from) income taxes (2)	(2,366)	8,813	6,447	6,428	4,857	11,285
Net income	$3,278	$19,617	$22,895	$11,652	$9,021	$20,673
(1) Adjustments relate to stock-based compensation recognized during the period for GAAP purposes.
(2) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Earnings per share reconciliation:
GAAP earnings per share - Diluted	$(0.05)	$0.05	$0.05	$0.19
Stock-based compensation	0.15	0.07	0.46	0.40
Less tax benefit of non GAAP items	(0.05)	(0.02)	(0.14)	(0.14)
Pro forma conversion of preferred shares	—	—	—	(0.05)
Non-GAAP dilutive shares excluded from GAAP EPS calculation (3)	(0.01)	—	—	—
Non-GAAP earnings per share - Diluted	$0.04	$0.10	$0.37	$0.40
(3) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an antidilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.

	Three Months Ended April 30,		Nine Months Ended April 30,
	2,013	2,012	2,013	2,012
Shares used in computing non-GAAP per share amounts:
Weighted average shares - Diluted	57,017,856	60,127,430	61,732,623	34,928,429
Pro forma conversion of preferred shares	—	—	—	16,473,264
Non-GAAP dilutive shares excluded from GAAP EPS calculation (3)	5,209,194	—	—	—
Pro forma weighted average shares - Diluted	62,227,050	60,127,430	61,732,623	51,401,693
(3) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an antidilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.

	Three Months Ended April 30,		Nine Months Ended April 30,
	2,013	2,012	2,013	2,012
Adjusted EBITDA reconciliation:
GAAP net income (loss)	$(2,670)	$3,149	$3,278	$11,652
Non-GAAP adjustments:
Provision for (benefit from) income taxes	(1,823)	1,964	(2,366)	6,428
Other (income) expense, net	268	(164)	104	471
Interest income, net	(137)	(107)	(359)	(220)
Depreciation and amortization	1,137	784	3,182	2,147
Stock-based compensation	8,272	4,274	28,430	13,878
Adjusted EBITDA	$5,047	$9,900	$32,269	$34,356